                                                                      Exhibit 11



                                                                            REORGANIZED           PREDECESSOR
                                                                              COMPANY               COMPANY
                                                                         -------------------   -------------------
                                                                         THREE MONTHS ENDED    THREE MONTHS ENDED
                                                                           SEPTEMBER 30, 1999  SEPTEMBER 30, 1998
                                                                         -------------------   -------------------
                                                                         (Dollars in thousands, except share data)
Diluted net loss per share:
    Net loss.......................................................      $        (7,136)      $    (118,966)
                                                                         ---------------       -------------
    Average number of shares outstanding...........................           20,033,600          10,997,880
    Net effect of dilutive stock options-based on
      treasury stock method........................................                  --                  --
                                                                         -----------------    ----------------
        Total average shares.......................................           20,033,600          10,997,880
                                                                         =================    ================
    Diluted net loss per share.....................................      $         (0.36)      $      (10.82)
                                                                         =================    ================



                                                                        REORGANIZED
                                                                          COMPANY                  PREDECESSOR COMPANY
                                                                      -----------------   --------------------------------------
                                                                      FOUR MONTHS ENDED   FIVE MONTHS ENDED   NINE MONTHS ENDED
                                                                       SEPTEMBER 30, 1999   MAY 31, 1999        SEPTEMBER 30, 1998
                                                                      -----------------   -----------------   ------------------
                                                                              (Dollars in thousands, except share data)
Diluted net (loss) income per share:
     Net (loss) income.........................................      $        (7,938)     $     157,338      $     (111,805)
     Preferred Stock dividend..................................                   --                 --                (417)
                                                                     ------------------   -----------------  ---------------
        Net (loss) income available to common shareholders.....      $        (7,938)     $     157,338      $     (112,222)
                                                                     ===============      =============      ==============
     Average number of shares outstanding......................           20,033,600         10,885,000          10,604,798
     Net effect of dilutive stock options-based on treasury
        stock method...........................................                   --                 --                  --
                                                                     ------------------   -----------------  ---------------
        Total average shares...................................           20,033,600        10,885,000           10,604,798
                                                                     ===============      =============      ==============
     Diluted net (loss) income per share.......................      $         (0.40)     $      14.45       $       (10.58)
                                                                     ===============      =============      ==============